UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2005

TOWER AUTOMOTIVE, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12733 (Commission File Number)	41-1746238 (IRS Employer Identification No.)

27175 Haggerty Rd., Novi, Michigan (Address of principal executive office)	48377 (Zip Code)

Registrant’s telephone number,
including area code:
(248) 675-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.05	Costs Associated with Exit or Disposal Activities

Effective January 27, 2005, Tower Automotive, Inc. (the "Company") elected to consolidate its tool shop located in Bergisch Gladbach, Germany due to competitive pressures, primarily from Eastern Europe. The competitive pressures derive principally from lower wages in Eastern Europe, which are approximately 30% less than those in Germany.

The Company expects to incur cash expenditures of between $2.0 million and $3.3 million to consolidate that operation, almost all of which will be attributable to employee severance expenses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 1, 2005	TOWER AUTOMOTIVE, INC. (Registrant) By: /s/ Christopher T. Hatto —————————————— Christopher T. Hatto Chief Accounting Officer